Birner Dental Management Services, Inc. Announces Earnings For 1Q 2014

DENVER, May 13, 2014 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS),operators of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2014. For the quarter ended March 31, 2014, revenue increased $202,000, or 1.2%, to $16.8 million compared to $16.6 million for the quarter ended March 31, 2013. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") decreased $189,000, or 13.3%, to $1.2 million compared to $1.4 million for the quarter ended March 31, 2013, but increased from $633,000 for the quarter ended December 31, 2013. Net income for the quarter ended March 31, 2014 decreased $192,000, or 79.6%, to $49,000 compared to $241,000 for the quarter ended March 31, 2013. Earnings per share decreased to $0.03 for the quarter ended March 31, 2014 compared to $0.13 for the quarter ended March 31, 2013.

Since the beginning of the fourth quarter of 2012, the Company has opened four de novo offices: in Tucson, Arizona in the fourth quarter of 2012; in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; and in Monument, Colorado in December 2013. The Company has leased space for three additional de novo offices: in Fort Collins, Colorado, which is anticipated to open in May 2014; in Scottsdale, Arizona, which is anticipated to open in the third quarter of 2014; and in Albuquerque, New Mexico, which is anticipated to open in 2015. The Company is also evaluating and negotiating leases for additional sites throughout its markets. Additionally, the Company has relocated and modernized an office in Albuquerque, New Mexico, which opened in March 2014, and has significantly upgraded and converted to digital radiography one of its offices in Colorado Springs, Colorado, which was completed in April 2014.

Fred Birner, Chief Executive Officer of the Company, stated that "We were encouraged by the substantial rebound in Adjusted EBITDA in the first quarter of 2014 from the fourth quarter of 2013 and continue to believe the Company is moving in the right direction and making good progress with our previously discussed initiatives and the continued progress of the four de novo offices."

During the quarter ended March 31, 2014, the Company had capital expenditures of $1.1 million, paid approximately $408,000 in dividends to its shareholders and increased total bank debt outstanding by approximately $963,000. The Company's outstanding bank debt increased because of the Company's development of de novo offices and its commitment to upgrading its existing offices through extensive remodels and office relocations and to converting its offices to digital radiography.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 66 dental offices, of which 37 were acquired and 29 were de novo developments. The Company currently has 118 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2014 on Tuesday, May 13, 2014 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-800-344-6491 and refer to Confirmation Code 9115588 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 13, 2014, the rebroadcast number is 1-888-203-1112 with the pass code of 9115588. This rebroadcast will be available through May 27, 2014.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended
	March 31,
	2013		2014
REVENUE:
Dental practice revenue	$ 15,163,445		$ 15,472,734
Capitation revenue	1,440,857		1,333,664
	16,604,302		16,806,398

DIRECT EXPENSES:
Clinical salaries and benefits	9,712,539		9,893,366
Dental supplies	706,649		691,692
Laboratory fees	760,376		804,003
Occupancy	1,457,577		1,458,394
Advertising and marketing	362,827		229,925
Depreciation and amortization	819,881		967,263
General and administrative	1,210,900		1,429,905
	15,030,749		15,474,548

Contribution from dental offices	1,573,553		1,331,850

CORPORATE EXPENSES:
General and administrative	1,104,988	(1)	1,169,145	(1)
Depreciation and amortization	46,253		54,640

OPERATING INCOME	422,312		108,065
Interest expense, net	26,716		27,194

INCOME BEFORE INCOME TAXES	395,596		80,871
Income tax expense	154,282		31,540

NET INCOME	$ 241,314		$ 49,331

Net income per share of Common Stock - Basic	$ 0.13		$ 0.03

Net income per share of Common Stock - Diluted	$ 0.13		$ 0.03

Cash dividends per share of Common Stock	$ 0.22		$ 0.22

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,845,375		1,854,455

Diluted	1,857,088		1,864,708

(1)

Corporate expenses - general and administrative includes $131,008 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended March 31, 2013 and $100,430 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended March 31, 2014.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	March 31,
ASSETS	2013	2014
CURRENT ASSETS:
Cash and cash equivalents	$ 469,827	$ 299,990
Accounts receivable, net of allowance for doubtful
accounts of approximately $420,000 and $420,000, respectively	3,250,319	3,797,658
Notes receivable	34,195	34,195
Deferred tax asset	272,523	298,019
Income tax receivable	176,935	-
Prepaid expenses and other assets	455,158	789,115

Total current assets	4,658,957	5,218,977

PROPERTY AND EQUIPMENT, net	10,126,399	10,469,987

OTHER NONCURRENT ASSETS:
Intangible assets, net	9,292,868	9,067,725
Deferred charges and other assets	165,661	165,661
Notes receivable	109,501	102,804

Total assets	$ 24,353,386	$ 25,025,154

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,548,240	$ 1,986,186
Accrued expenses	1,641,509	1,572,880
Accrued payroll and related expenses	2,192,495	2,734,138
Income taxes payable	-	292,146

Total current liabilities	6,382,244	6,585,350

LONG-TERM LIABILITIES:
Deferred tax liability, net	3,030,205	2,752,344
Long-term debt	8,091,790	9,054,728
Other long-term obligations	965,959	938,437

Total liabilities	18,470,198	19,330,859

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,852,565 and 1,860,089 shares issued and outstanding, respectively	779,758	950,753
Retained earnings	5,103,430	4,743,542

Total shareholders' equity	5,883,188	5,694,295

Total liabilities and shareholders' equity	$ 24,353,386	$ 25,025,154

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters
	Ended March 31,
	2013	2014
RECONCILIATION OF EBITDA:
Net income	$241,314	$49,331
Add back:
Depreciation and amortization - Offices	819,881	967,263
Depreciation and amortization - Corporate	46,253	54,640
Stock-based compensation expense	131,008	100,430
Interest expense, net	26,716	27,194
Income tax expense	154,282	31,540

Adjusted EBITDA	$1,419,454	$1,230,398